UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 1, 2003	333-104448
Date of Report (Date of earliest event reported)	Commission File Number

IWT TESORO CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	91-2048019
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

191 Post Road West, Suite 10
Westport, Connecticut 06880
(Address of Principal Executive Offices) (Zip Code)

(203) 241-7770
(Registrant’s telephone number, including area code)

ITEM 4 – CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT. EVENTS

Effective December 1, 2003, IWT Tesoro Corporation’s independent accountants,  Sewell and Company, PA, of Hollywood, Florida was dismissed by Tesoro and was replaced by the Company with the accounting firm of Kantor, Sewell & Oppenheimer, PA (KSO), the successor firm to Sewell and Company.   KSO maintains the same facilities as Sewell and Company and is a Florida SEC qualified accounting firm.  Sewell reported on and audited the financial statements prepared by the Registrant for the period commencing September 20, 2000 through September 30, 2003.

The recommendation by Tesoro’s Audit Committee was based upon KSO becoming the successor firm pursuant to the merger of Sewell with Kantor and Oppenheimer.

None of Sewell’s reports on the financial statements for either the past two years contained an adverse opinion or a disclaimer of opinion, nor were qualified or modified as to uncertainty, audit scope, or accounting principles.  Additionally, during the Registrant’s two most recent fiscal years and any subsequent interim period preceding

Sewell’s dismissal, there were no disagreements with the Registrant’s former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.  A copy of this disclosure has been provided to Sewell.  A copy of Sewell’s letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Registrant contained in this Item 4 is attached to this amended

Report as an exhibit.

ITEM 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c)	Exhibits

Ex - 16.2	Letter from Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2004	IWT TESORO CORPORATION

/s/ Henry J. Boucher, Jr., President
By: Henry J. Boucher, Jr., President